UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange act of 1934

Date of Report (Date of earliest event reported)        January 14, 2005

OSTEOTECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19278 (Commission File Number)	13-3357370 (IRS Employer Identification No.)

51 James Way, Eatontown, New Jersey (Address of Principal Executive Offices)	07724 (Zip Code)

Registrant’s telephone number, including area code        (732) 542-2800

———————————————————————————————
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement

On January 19, 2005, Osteotech Inc. announced that on January 14, 2005, we entered into a termination agreement with American Red Cross (“ARC”) terminating our processing agreement with ARC pursuant to which we provided ARC with certain tissue processing services and other related services.

The termination of the processing agreement with ARC was necessitated by the previously announced transaction between ARC and the Musculoskeletal Transplant Foundation (“MTF”) in which MTF will acquire the assets related to ARC’s allograft tissue banking operations. The termination agreement with ARC will become effective with the closing of the transaction between ARC and MTF which, we understand, is expected to occur later in January, 2005. Should the ARC/MTF asset acquisition agreement not close, our processing agreement with ARC would remain in effect.

We announced on December 28, 2004 that in contemplation of the transaction between ARC and MTF, that we entered into a second processing agreement with MTF, which will become effective at the time of the closing of the transaction between ARC and MTF. In accordance with the terms of that processing agreement, MTF will provide us a certain amount of standard donors for processing that is equivalent to the amount of standard donors that ARC is required to deliver to us under the terms of our processing agreement with ARC that will be terminated. This second processing agreement with MTF has an initial term that expires in December 2006 and can be extended for two additional one-year periods if certain conditions contained in the second processing agreement are met.

In addition, we have negotiated and signed several arrangements with ARC and MTF establishing protocols and procedures to ensure a consistent number and flow of donors delivered to us during the period prior to the closing of the ARC/MTF asset acquisition transaction. Under these transition arrangements, MTF will deliver to us the types and quantities of donors required to be delivered by ARC under our existing ARC processing agreement, although such donors will be processed principally in accordance with the terms of the second MTF processing agreement. These arrangements will terminate upon the closing of the transaction between ARC and MTF and the second processing agreement between us and MTF becoming effective.

Certain statements made throughout this current report that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company’s future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company’s believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the failure of MTF’s acquisition of ARC’s allograft tissue banking assets to close and the resulting failure of the Company’s new processing agreement with MTF to become effective, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts. Certain of these factors are detailed from time to time in the Company’s periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2003 and the Form 10-Q for each of the first three quarters of 2004) filed with the

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Securities and Exchange Commission. All information in this current report is as of January 21, 2005 and the Company undertakes no duty to update this information.

Item 9.01 Financial Statements and Exhibits

Exhibit List

Exhibit 1 Press Release dated January 19, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2005

OSTEOTECH, INC.	.
(Registrant)

By: /s/ Michael J. Jeffries	.

Michael J. Jeffries

Executive Vice President,

Chief Financial Officer

(Principal Financial Officer

and Principal Accounting Officer)

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